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                                                                   EXHIBIT 4.15


                                                                 EXECUTION COPY


                              SECOND AMENDMENT TO
                    LETTER OF CREDIT REIMBURSEMENT AGREEMENT


         THIS SECOND AMENDMENT TO LETTER OF CREDIT REIMBURSEMENT AGREEMENT (this "Amendment") is dated as of November 25, 1995 among ALAMO RENT-A-CAR, INC., a Florida corporation ("Alamo"), ALAMO FUNDING, L.P., a New York limited partnership ("AFL"), AFL FLEET FUNDING, INC., a New York corporation (the "General Partner"), and CREDIT SUISSE, a Swiss banking corporation acting through its New York Branch (the "Credit Enhancer").


                             W I T N E S S E T H

                  WHEREAS, Alamo, AFL, the General Partner and the Credit Enhancer are parties to that certain Letter of Credit Reimbursement Agreement dated as of June 20, 1994 (as amended, restated or modified from time to time, the "Letter of Credit Reimbursement Agreement");

                  WHEREAS, Alamo, AFL, the General Partner and the Credit Enhancer are parties to that certain Amendment to the Letter of Credit Reimbursement Agreement, dated as of December 29, 1994;

                  WHEREAS, Alamo, AFL, the General Partner and the Credit Enhancer desire to amend certain provisions of the Letter of Credit Reimbursement Agreement;

                  NOW, THEREFORE, the parties to this Amendment hereby agree as follows:

                  Section 1. Defined Terms. As used in this Amendment and unless the context requires a different meaning, capitalized terms used but not defined herein shall have the meanings assigned to such terms in (i) the Definitions List, dated as of June 20, 1994, attached as Annex A to the Liquidity Loan Agreement dated as of June 20, 1994, as such Annex A may be amended or modified and (ii) the Letter of Credit Reimbursement Agreement.

                  Section 2. Amendments to the Letter of Credit Reimbursement Agreement.

                  (a) Amendment to Section 2.1. Section 2.1 of the Letter of Credit Reimbursement Agreement is hereby amended by deleting the reference to the amount of "$55,200,000" and replacing it with "$133,000,000" and by deleting in clause (i) thereof the phrase "the date three years following the Closing Date," and replacing it with "November 25, 1999."




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                  (b)      Amendment to Section 3.1(a). Section 3.1(a) of the
Letter of Credit Reimbursement Agreement is hereby amended by deleting the second sentence thereof and not replacing it.

                  (c) Amendment to Section 3.1(c). Section 3.1(c) of the Letter of Credit Reimbursement Agreement is hereby amended by deleting the phrase "As of the date hereof," and replacing it with "As of the Loan Closing Date."

                  (d) Amendment to Section 3.1(f). Section 3.1(f) of the Letter of Credit Reimbursement Agreement is hereby amended by the updated
Schedule 3.1(f) attached hereto.

                  (e) Amendment to Section 3.1(i). Section 3.1(i) of the Letter of Credit Reimbursement Agreement is hereby amended in its entirety as follows:

                           "(i) Employee Benefit Plans. (a)  During the twelve
consecutive month period prior to the date hereof and prior to each applicable Borrowing Date: (i) no steps have been taken by Alamo or any member of the Controlled Group, or to the knowledge of Alamo, by any Person, to terminate any Pension Plan (other than the Hyder Waste Money Purchase Pension Plan terminated as of July 11, 1996); and (ii) no contribution failure has occurred or exists with respect to any Pension Plan maintained or previously maintained by Alamo or any member of the Controlled Group sufficient to give rise to a Lien under
Section 302(f)(1) of ERISA in connection with such Pension Plan; and (b) no condition exists or event or transaction has occurred with respect to any Pension Plan which could reasonably be expected to result in the incurrence by Alamo or any member of the Controlled Group of liabilities (including, without limitation, Multiemployer Plan or Multiple Employer Plan withdrawal liabilities), fines or penalties in an amount that will have a Material Adverse Effect."

                  (f) Amendment to Section 3.2(b)(ii). Section 3.2(b)(ii) of the Letter of Credit Reimbursement Agreement is hereby amended by deleting "(B) the amount of Incremental Change (as defined in the Loan Agreement) for such year, and (C)" and replacing it with "and (B)."

                  (g) Amendment to Section 3.2(j). Section 3.2(j) of the Letter of Credit Reimbursement Agreement is hereby amended by deleting the first sentence thereof and replacing the same in its entirety with the following sentence: "Alamo acknowledges its receipt of a copy of that certain opinion letter issued by Mayer, Brown & Platt dated November 25, 1996 addressing the issue of substantive consolidation as it may relate to Alamo and AFL."

                  (h) Amendment to Section 3.3(a). Section 3.3(a) of the Letter of Credit Reimbursement Agreement is hereby amended to read in its entirety as follows:

                           "(a)  Mergers, Consolidations.  Except for the
merger of a wholly owned subsidiary of Republic Industries, Inc., a Delaware corporation with and into Alamo, Alamo will not be a party to any merger or consolidation, other than a merger or consolidation of any Affiliate of Alamo into or with Alamo (provided that Alamo is the surviving corporation)."



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                  (i) Amendment to Section 3.6(c).  Section 3.6(c) of the
Letter of Credit Reimbursement Agreement is hereby amended to read in its entirety as follows:

                           "(c)  Consolidations and Mergers.  Other than the
merger of a wholly owned subsidiary of Republic Industries, Inc., a Delaware corporation, with and into the General Partner, neither AFL nor the General Partner will, except as may be permitted by the express written approval of the Credit Enhancer, merge with and into, enter into any joint venture or other association with, or consolidate with, any other Person."

                  Section 3. Conditions of Effectiveness. The following constitute conditions precedent to the effectiveness of this Amendment:

                  (a) Execution and delivery of this Amendment by Alamo, AFL, the General Partner and the Credit Enhancer;

                  (b) The execution and delivery by the Credit Enhancer to the Agent of a Letter of Credit in the amount of $133,000,000 upon receipt by the Credit Enhancer of the Letter of Credit previously issued to the Agent under the Letter of Credit Reimbursement Agreement;

                  (c) AFL shall have received as of the date hereof a copy of the written confirmation delivered to AFL by each of S&P and Moody's to the effect that this Amendment and the issuance of the new Letter of Credit will not result in the downgrading or withdrawal of the then current ratings of the Commercial Paper Notes;

                  (d) Each Liquidity Lender shall have delivered written consent to this Amendment evidenced by their execution of Annex A to the Second Amendment to the Liquidity Loan Agreement, dated November 25, 1996;

                  (e) AFL shall have delivered prior written notice of this Amendment to the Rating Agencies, the Depository, the Agent, the Liquidity Agent and each Dealer;

                  (f) AFL shall have delivered a fully executed copy of this Amendment to the Rating Agencies, the Depository, the Agent, the Liquidity Agent and each Dealer and shall have delivered to each Dealer a revised Private Placement Memorandum (as such term is defined in the Dealer Agreement) which reflects this Amendment;

                  (g) AFL shall have received from Alamo (i) a copy of the resolutions of its Board of Directors, certified as of the date hereof by the Secretary thereof, authorizing the execution, delivery and performance of this Amendment and (ii) an incumbency certificate from the Secretary thereof with respect to its officers, agents or other representatives authorized to execute this Amendment;



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                  (h) AFL shall have received an Opinion of Counsel to Alamo to the effect that this Amendment has been duly authorized, executed and delivered and is the legal, valid and binding obligation of Alamo, enforceable against it in accordance with its terms, subject to the exceptions set forth therein; and

                  (i) Alamo, AFL, the Agent and the Liquidity Agent shall have received a certificate from the Credit Enhancer as to due authorization, execution and delivery of the Letter of Credit and the enforceability thereof against the Credit Enhancer.

                  Section 4. Continuation of Representations and Warranties. Alamo represents and warrants to the Credit Enhancer that the representations and warranties in Article III of the Letter of Credit Reimbursement Agreement, as amended by this Amendment, are true and correct on and as of the date hereof with the same effect as if made on and as of the date hereof (except to the extent such representatives and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date).

                  Section 5. Reference to and Effect on the Related Documents; Ratification. (a) Upon the effectiveness hereof, on and after the date hereof each reference in the Related Documents and any other document to the "Letter of Credit Reimbursement Agreement" or words of like import referring to the Letter of Credit Reimbursement Agreement shall mean and be a reference to the Letter of Credit Reimbursement Agreement as amended hereby and each reference to any of the defined terms referred to in this Amendment shall mean and refer to such defined terms as amended hereby.

                  (b) Except as specifically amended above, the Letter of Credit Reimbursement Agreement is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects.

                  Section 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Amendment.

                  Section 7. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.



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                  IN WITNESS WHEREOF, Alamo, AFL, the General Partner and the
Credit Enhancer have caused this Amendment to be duly executed by their duly authorized officers, as of the day and year first above written.

                                       ALAMO RENT-A CAR, INC.


                                       By:                 /s/
                                          -------------------------------------
                                          Name:  Edward A. Cespedes
                                          Title: Authorized Signatory


                                       ALAMO FUNDING, L.P.

                                       By: AFL FLEET FUNDING, INC., its General
                                            Partner

                                           By:             /s/
                                              ---------------------------------
                                              Name:  Richard L. Taiano
                                              Title: Vice President


                                       AFL FLEET FUNDING, INC.


                                       By:                 /s/
                                          -------------------------------------
                                          Name:  Kevin Burns
                                          Title: Secretary


                                       CREDIT SUISSE
                                          NEW YORK BRANCH
                                          the Credit Enhancer


                                       By:                 /s/
                                          -------------------------------------
                                          Name:  Roger W. Saylor
                                          Title: Associate



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